EXHIBIT 99.1

ROWAN COMPANIES, INC.
OFFSHORE RIG FLEET AND CONTRACT STATUS
As of August 20, 2005

OFFSHORE RIGS						Contract Status
		Depth (feet) (b)		Year in			Day Rate	Estimated
Name	Class (a)	Water	Drilling	Service	Location	Customer	(in thousands)	Duration (h)
Cantilever Jack-up Rigs:
Hank Boswell (i)	225-C	300	35,000	2006
Bob Keller (i)	225-C	300	35,000	2005	Gulf of Mexico	McMoRan	Low 100s	Nov 05-March 06
Scooter Yeargain (c)(d)	225-C	300	35,000	2004	Gulf of Mexico	ExxonMobil	Low 80s	November 2005
Bob Palmer (c)(d)	224-C	550	35,000	2003	Gulf of Mexico	Marathon	Mid 80s	September 2005
Rowan Gorilla VII (c)(e)	219-C	400	35,000	2002	North Sea	Maersk	Low 180s	July 2006
Rowan Gorilla VI (c)(e)	219-C	400	35,000	2000	E. Canada	Husky	Mid 120s	December 2005
Rowan Gorilla V (c)(e)	219-C	400	35,000	1998	North Sea	Total Elf	Low 130s	December 2005
Rowan Gorilla IV (c)(d)	200-C	450	35,000	1986	Gulf of Mexico	W&T Offshore	Low 100s	September 2005
Rowan Gorilla III (c)(d)	200-C	450	30,000	1984	Gulf of Mexico	Stone	Mid 90s	October 2005
Rowan Gorilla II (c)(d)	200-C	450	30,000	1984	Gulf of Mexico	Millennium	Low 80s	September 2005
Rowan-California (c)	116-C	300	30,000	1983	Gulf of Mexico	Newfield	Mid 70s	October 2005
Rowan-Halifax (c)(g)	116-C	350	30,000	1982	Gulf of Mexico	Remington	Mid 70s	September 2005
Cecil Provine (c)(g)	116-C	300	30,000	1982	Gulf of Mexico	Apache	Mid 60s	August 2005
Gilbert Rowe (c)(d)	116-C	350	30,000	1981	Gulf of Mexico	El Paso	Mid 60s	August 2005
Arch Rowan (c)(d)	116-C	350	30,000	1981	Gulf of Mexico	Pioneer	Low 80s	October 2005
Charles Rowan (c)(d)	116-C	350	30,000	1981	Gulf of Mexico	Apache	Mid 70s	August 2005
Rowan-Paris (c)(d)	116-C	350	30,000	1980	Gulf of Mexico	Apache	Low 80s	September 2005
Rowan-Middletown (c)(d)	116-C	350	30,000	1980	Gulf of Mexico	Arena	Low 70s	September 2005
Rowan-Fort Worth (c)(d)	116-C	350	30,000	1978	Gulf of Mexico	Hunt	Low 80s	October 2005

Conventional Jack-up Rigs:
Rowan-Odessa (c)(f)	116	350	30,000	1977	Gulf of Mexico	Remington	Low 60s	August 2005
Rowan-Juneau (c)(f)	116	300	30,000	1977	Gulf of Mexico	Cimarex	Low 70s	October 2005
Rowan-Alaska (c)(f)	84	350	30,000	1975	Gulf of Mexico	Devon	Low 70s	October 2005
Rowan-Louisiana (c)(f)	84	350	30,000	1975	Gulf of Mexico	Newfield	Mid 60s	October 2005
Rowan-Texas (c)(j)	52	250	20,000	1973	Gulf of Mexico	Remington	Low 50s	August 2005
Rowan-Anchorage (c)	52	250	20,000	1972	Gulf of Mexico	Remington	Mid 50s	September 2005
Rowan-New Orleans (c)(f)	52	250	20,000	1971	Gulf of Mexico	Cimarex	Low 60s	October 2005

Semi-submersible Rig:
Rowan-Midland (c)		1,200	25,000	1976	Gulf of Mexico	ATP	Mid 30s	January 2007

(a) Indicated class is a number assigned by LeTourneau, Inc. to jack-ups of its design and construction. Class 200-C is a Gorilla class unit designed for extreme hostile environment capability. Class 219-C is a Super Gorilla class unit, an enhanced version of the Gorilla class.
Class 224-C is a Super Gorilla XL class unit. Class 225-C is a Tarzan class unit.
(b) Indicates rated water depth in current location and rated drilling depth
(c) Unit equipped with a top-drive drilling system
(d) Unit equipped with three mud pumps
(e) Unit equipped with four mud pumps
(f) Unit equipped with a skid base unit
(g) Unit sold and leased back under an agreement expiring in 2008
(h) Indicates estimated completion date of work to be performed
(i) Indicates units currently under construction with anticipated year of completion
(j) Pending sale of this unit is expected to close in late August 2005.

Disclaimer:
ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT
INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME. THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE,
AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.